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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

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    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
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                (Name of Registrant as Specified In Its Charter)

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PRESS RELEASE

              AMERICAN MORTGAGE NETWORK STREAMLINES LENDING PROCESS
                              FOR MORTGAGE BROKERS
                   -- NEW WEB SITE OFFERS LATEST TECHNOLOGY --

San Diego, CA, July 3, 2002 -- American Mortgage Network (AmNet), a taxable REIT subsidiary of American Residential Investment Trust, Inc. (NYSE: INV), announced today that it has launched a new web site to streamline the lending process for mortgage brokers. The site can be accessed at www.amnetmortgage.com.

Mortgage brokers, who are approved to do business with AmNet, can quickly find available loan programs to satisfy unique requirements, look at rate options and submit forward rate locks in a matter of seconds. Brokers can view underwriting and closing conditions for submitted loans, eliminating the need for time-consuming telephone calls and saving time when markets are moving and rates are changing.

The AmNet web site interfaces directly with the Company's proprietary loan origination and servicing system. All data is protected by SSL encryption, so brokers can safely review the status of loans in their pipeline. This eliminates the need for any duplication of data input and provides consistent information. The AmNet origination system can automatically provide all required, industry standard VMP loan documents.

In commenting on new web site features, Randall A. Myres, Senior Vice President and Chief Information Officer, said, "We continue to make improvements based on the recommendations of our broker customers. Our goal is to use technology to expedite the back-end process and allow brokers to do what they do best - service their customers."

Myres added, "The next phase will include the ability to upload loan data directly from the broker's origination system in FannieMae Desktop Underwriter format, submit the loan for automated approval and view underwriting conditions. Brokers will also be able to review and change applicable broker fees as well as request that close documents for approved loans be sent via e-mail to settlement agents."

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The AmNet web site also includes information on how to become an approved broker, a product matrix with an overview of available loan products, regional center and satellite office locations and a link to American Residential Investment Trust's web site to access investor information.

AmNet is currently approved to do business in 25 states either by license or exemption. It expects to be approved to do business in 40 states by license or exemption by the end of 2002. AmNet has regional centers in Ontario, California; Sacramento, California; San Diego, California; New Haven, Connecticut; Atlanta, Georgia; and Portland, Oregon. Satellite offices are located in Mission Viejo, California; Tampa, Florida; and Kirkland, Washington.

ABOUT AMERICAN MORTGAGE NETWORK

Headquartered in San Diego, California, American Mortgage Network is a taxable REIT subsidiary of American Residential Investment Trust, Inc., a real estate investment trust (REIT). AmNet originates loans for the national mortgage broker community through its network of regional centers and over the Internet. For more information, visit AmNet's web site at www.amnetmortgage.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements regarding future web site enhancements and anticipated approval of state licenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by these forward-looking statements due to a number of factors, including but not limited to: general economic conditions; mortgage loan prepayment rates; credit losses; overall interest rates; the shape of the yield curve; the availability of suitable mortgage assets; the availability of financing for the origination, acquisition or securitization of mortgage assets; the impact of leverage; the Company's liquidity position and other risk factors outlined in American Residential Investment Trust's SEC reports.


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Contact:

American Residential Investment Trust, Inc.
Investor and Analyst Relations
Judith Berry (858) 909-1230
Chief Financial Officer
jberry@amnetmortgage.com

or

Clay Strittmatter (858) 909-1340
Senior Vice President, Finance
cstrittmatter@amnetmortgage.com

or

Forti Communications Inc.
Media Relations
Corinne Forti
President
forticomm@aol.com